Exhibit 99.5

Schedule II

THE ROUSE COMPANY AND SUBSIDIARIES

Valuation and Qualifying Accounts

Years ended December 31, 2003, 2002 and 2001

(in thousands)

		Additions
Descriptions	Balance at beginning of year	Charged to costs and expenses	Charged to other accounts		Deductions		Balance at end of year

Year ended December 31, 2003:
Allowance for doubtful receivables	$27,197	$11,964	$—		$8,301	(2)	$30,860
Deferred tax asset valuation allowance	$12,534	$1,257	$—		$11,561	(3)	$2,230
Preconstruction	$8,554	$2,637	$—		$2,727	(4)	$8,464

Year ended December 31, 2002:
Allowance for doubtful receivables	$27,206	$9,059	$—		$9,068	(2)	$27,197
Deferred tax asset valuation allowance	$11,250	$3,039	$—		$1,755	(3)	$12,534
Preconstruction	$7,528	$6,967	$—		$5,941	(4)	$8,554

Year ended December 31, 2001:
Allowance for doubtful receivables	$22,608	$8,992	$464	(1)	$4,858	(2)	$27,206
Deferred tax asset valuation allowance	$—	$2,572	$9,637	(1)	$959	(3)	$11,250
Preconstruction	$7,576	$5,434	$749	(1)	$6,231	(4)	$7,528

Notes:

(1)          Balance acquired from The Rouse Company Incentive Compensation Statutory Trust in 2001 when we acquired the voting stock of the majority financial interest ventures.  Subsequent to the acquisition, these entities are consolidated in our financial statements.

(2)          Balances written off as uncollectible.

(3)          A portion of the valuation allowance was reversed due to our determination that it was more likely than not that we would realize these deferred tax assets.

(4)          Costs of unsuccessful projects written off and other deductions.